OFFER FOR CASH
                                       BY
                     THE MEXICO EQUITY AND INCOME FUND, INC.
                  UP TO 1,182,527 OF ITS ISSUED AND OUTSTANDING
                          SHARES OF BENEFICIAL INTEREST

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
              TIME, ON MAY 14, 1999, UNLESS THE OFFER IS EXTENDED.

      THIS ISSUER TENDER OFFER STATEMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL (WHICH TOGETHER CONSTITUTE THE "OFFER") ARE NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT ARE SUBJECT TO OTHER CONDITIONS AS OUTLINED HEREIN AND IN THE LETTER OF TRANSMITTAL.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE MEXICO EQUITY AND INCOME FUND, INC. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE FUND OR AFFILIATES THEREOF INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

                                    IMPORTANT

      Any Shareholder desiring to tender any portion of his shares of Common Stock of the Fund should either (1) complete and sign the Letter of Transmittal or a facsimile thereof in accordance with the instructions in the Letter of Transmittal, and mail or deliver the Letter of Transmittal or such facsimile with his certificates for the tendered Shares if such Shareholder has been issued physical certificates, signature guarantees for all Shareholders tendering uncertificated Shares, and any other required documents to the Depositary, or (2) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. Shareholders having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Shares so registered.

      Questions, requests for assistance and requests for additional copies of this Offer and the Letter of Transmittal may be directed to the Information Agent in the manner set forth on page 13 of this Offer.

April 12, 1999

      TABLE OF CONTENTS

Section                                                                    Page

Introduction                                                                  3

1.    Terms of the Offer; Termination Date                                    3

2.    Acceptance for Payment and Payment for Shares                           4

3.    Procedure for Tendering Shares                                          4

4.    Rights of Withdrawal                                                    6

5.    Source and Amount of Funds; Effect of the Offer                         7

6.    Purpose of the Offer                                                    8

7.    NAV And Market Price Range Of Shares; Dividends                         9

8.    Federal Income Tax Consequences of the Offer                            9

9.    Certain Information Concerning the Fund and the
      Fund's U.S. Co-Adviser and Mexican Adviser                             10

10.   Interest of Directors and Officers; Transactions
      and Arrangements Concerning the Shares                                 11

11.   Certain Legal Matters; Regulatory Approvals                            11

12.   Certain Conditions of the Offer                                        11

13.   Fees and Expenses                                                      12

14.   Miscellaneous                                                          12

15.   Contacting the Depositary and the Information Agent                    12

To the Shareholders of Common Stock of The Mexico Equity and Income Fund, Inc.

Introduction

      The Mexico Equity and Income Fund, Inc., a Maryland corporation (the "Fund") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified management investment company, hereby offers to purchase up to 10% of each Shareholder's shares or 1,182,527 shares in the aggregate (the "Offer Amount"), of its Common Stock, par value $0.001 per share (the "Shares"), at a price (the "Purchase Price") per Share, net to the seller in cash, equal to 90% of the net asset value in U.S. dollars ("NAV") per share as of 5:00 p.m., New York City time, on May 14, 1999, or such later date to which the Offer is extended (the "Termination Date"), upon the terms and subject to the conditions set forth in this Issuer Tender Offer Statement and in the related Letter of Transmittal (which together constitute the "Offer"). Each Shareholder of the Fund may tender up to 10% of his or her Shares of the Fund. The Fund has mailed materials to record holders on or about April 12, 1999, for the Offer.

      THIS OFFER IS BEING OFFERED TO ALL SHAREHOLDERS OF THE FUND AND IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED HEREIN AND IN THE LETTER OF TRANSMITTAL.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE MEXICO EQUITY AND INCOME FUND, INC. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE FUND OR AFFILIATES THEREOF INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

      As of April 1, 1999, there were outstanding 11,825,273 shares issued and outstanding, and the NAV was $8.43 per share. The Fund does not expect that the number of shares issued and outstanding will be materially different on the Termination Date. Shareholders may contact D.F. King & Co., Inc., the Fund's Information Agent at (800) 848-2998 to obtain current NAV quotations for the Shares.

      Any Shares acquired by the Fund pursuant to the Offer will become treasury shares and will be available for issuance by the Fund without further Shareholder action (except as required by applicable law). Tendering Shareholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund; however, the Shareholders may be subject to other transaction costs, as described in Section 1.

      1. Terms of the Offer; Termination Date. Upon the terms and subject to the conditions set forth in the Offer, the Fund will accept for payment, and pay for, up to 10% of each Shareholder's Shares validly tendered on or prior to 5:00 p.m., New York City time, on May 14, 1999, or such later date to which the Offer is extended (the "Termination Date"), and not withdrawn as permitted by Section 4.

      If the number of Shares properly tendered and not withdrawn prior to the Termination Date is less than or equal to the Offer Amount, the Fund will, upon the terms and conditions of the Offer, purchase all Shares so tendered.

      The Fund will not purchase more than 10% of each Shareholder's Shares ("Permitted Tender"); provided, however, that the Fund will accept all Shares tendered by any Shareholder who owns, beneficially or of record, an aggregate of not more than 99 Shares and who tenders all such Shares by means of the Letter of Transmittal tendered by or on behalf of that Shareholder.

      Shareholders should consider the relative costs of tendering Shares at a 10% discount to NAV pursuant to the Offer or selling Shares at the market price with the associated transaction costs.

      The Fund expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary. Any such extension will also be publicly announced by press release issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Termination Date. If the Fund makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Fund will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During any extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the right of a tendering Shareholder to withdraw his Shares.

      Subject to the terms and conditions of the Offer, the Fund will pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of the Offer. Any extension, delay, termination, or amendment will be followed as promptly as practicable by public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Termination Date.

      2. Acceptance for Payment and Payment for Shares. Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment, and will pay for, Shares validly tendered on or before the Termination Date and not properly withdrawn in accordance with Section 4 as soon as practicable after the Termination Date. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (unless such Shares are held in uncertificated form), a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other documents required by the Letter of Transmittal. The Fund expressly reserves the right, in its sole discretion, to delay the acceptance for payment of, or payment for, Shares, in order to comply, in whole or in part, with any applicable law.

      For purposes of the Offer, the Fund will be deemed to have accepted for payment Shares validly tendered and not withdrawn as, if and when the Fund gives oral or written notice to the Depositary of its acceptance for payment of such Shares pursuant to the Offer. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the aggregate purchase price therefor with the Depositary, which will act as agent for the tendering Shareholders for purpose of receiving payments from the Fund and transmitting such payments to the tendering Shareholders. Under no circumstances will interest on the purchase price for Shares be paid, regardless of any delay in making such payment.

      If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or are not paid because of an invalid tender, or if certificates are submitted for more Shares than are tendered (i) certificates for such unpurchased Shares will be returned, without expense to the tendering Shareholder, as soon as practicable following expiration or termination of the Offer, (ii) Shares delivered pursuant to the Book-Entry Delivery Procedures will be credited to the appropriate account maintained within the appropriate Book-Entry Transfer Facility and (iii) uncertificated Shares held by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan will be returned to the dividend reinvestment plan account maintained by the transfer agent.

      If the Fund is delayed in its acceptance for payment of, or in its payment for, Shares, or is unable to accept for payment or pay for Shares pursuant to the Offer for any reason, then, without prejudice to the Fund's rights under this Offer, the Depositary may, on behalf of the Fund, retain tendered Shares, and such Shares may not be withdrawn unless and except to the extent tendering Shareholders are entitled to withdrawal rights as described in Section 4.

      The purchase price of the Shares will equal 90% of their NAV (a 10% discount) at 5:00 p.m., New York City time, on May 14, 1999, or such later date to which the Offer is extended (the "Pricing Date"). Tendering Shareholders will not be obliged to pay brokerage commissions, fees, or except in the circumstances set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund.

      The Fund normally calculates the NAV of its Shares each Thursday at the close of regular trading on the NYSE. On April 1, 1999, the NAV was $8.43 per Share. The Shares are listed on the NYSE. On April 1, 1999, the last sales price at the close of regular trading on the NYSE was $6.9375 per Share. The NAV of the Fund's Shares will be available weekly through May 7, 1999, and daily from May 10, 1999 until the Termination Date, through the Fund's Information Agent at
(800) 848-2998.

      3. Procedure for Tendering Shares. Shareholders having Shares that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such firm if they desire to tender their Shares. For a Shareholder validly to tender Shares pursuant to the Offer, (a)(i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be transmitted to and received by the Depositary at one of its addresses set forth on page 13 of this Offer, and (ii) either the certificate for Shares must be transmitted to and received by the Depositary at one of its addresses set forth on page 13 of this Offer, or the tendering Shareholder must comply with the Book-Entry Delivery Procedure set forth in this Section 3, or (b) Shareholders must comply with the Guaranteed Delivery Procedure set forth in this Section 3, in all cases prior to the Termination Date. Shareholders must include in the Letter of Transmittal (or facsimile thereof) a representation stating that such Shareholder is tendering no more than 10% of the Shares owned by such Shareholder or attributed to it, or a representation that such Shareholder owns 99 Shares or less.

      The Fund's transfer agent holds Shares in uncertificated form for certain Shareholders pursuant to the Fund's dividend reinvestment plan. Shareholders may tender such uncertificated Shares, subject to the 10% limitation discussed herein, by completing the appropriate section of the Letter of Transmittal or Notice of Guaranteed Delivery.

      Signatures on Letters of Transmittal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), or by a commercial bank or trust company having an office, branch or agency in the United States (each an "Eligible Institution") unless (i) the Letter of Transmittal is signed by the registered holder of the Shares tendered, including those Shareholders who are participants in a Book-Entry Transfer Facility and whose name appears on a security position listing as the owner of the Shares, but excluding those registered Shareholders who have completed either the "Special Payment Instructions" box or the "Special Delivery Instructions" box on the Letter of Transmittal, or (ii) such Shares are tendered for the account of an Eligible Institution. In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal for further information.

      To prevent U.S federal income tax backup withholding on payments made for the purchase of Shares purchased pursuant to the Offer, a Shareholder who does not otherwise establish an exemption from such backup withholding must provide the Depositary with his correct taxpayer identification number and certify that he is not subject to backup withholding by completing the Substitute Form W-9 included with the Letter of Transmittal. Foreign Shareholders who have not previously submitted a Form W-8 to the Fund must do so in order to avoid backup withholding. If the Fund's purchase of Shares were treated as a dividend rather than an exchange with respect to a tendering Shareholder, such Shareholder may be subject to backup withholding if the Internal Revenue Service so advised the Fund, or if such Shareholder failed to certify that such Shareholder is not subject to backup withholding. See Section 8, "Federal Income Tax Consequences," below.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any and all tenders of Shares it determines not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any Shares. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither the Fund, Advantage Advisers, Inc., the Fund's U.S. Co-Adviser (the "U.S. Co-Adviser"), Acci Worldwide, S.A. de C.V., the Fund's Mexican Adviser (the "Mexican Adviser"), the Information Agent, the Depositary, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders, nor shall any of the foregoing incur any liability for failure to give any such notification. The Fund's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and instructions thereto) will be final and binding.

      Payment for Shares tendered and accepted for payment pursuant to the Offer will be made, in all cases, only after timely receipt of (i) certificates for such Shares by the Depositary or book-entry confirmation of delivery of such Shares to the account of the Depositary, (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) for such Shares, and (iii) any other documents required by the Letter of Transmittal. The tender of Shares pursuant to any of the procedures described in this Section 3 will constitute an agreement between the tendering Shareholder and the Fund upon the terms and subject to the conditions of the Offer.

      The method of delivery of all required documents is at the election and risk of each tendering Shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

Book-Entry Delivery Procedure

      The Depositary will establish accounts with respect to the Shares at the Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Offer within two business days after the date of this Offer. Any finan-cial institution that is a participant in any of the Book-Entry Transfer Facility's systems may make delivery of tendered Shares by (i) causing such Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedure for such transfer and (ii) causing a confirmation of receipt of such delivery to be received by the Depositary. The Book-Entry Transfer Facility may charge the account of such financial institution for tendering Shares on behalf of Shareholders. Notwithstanding that delivery of Shares may be properly effected in accordance with this Book-Entry Delivery Procedure, the Letter of Transmittal (or facsimile thereof), with signature guarantee, if required, and all other documents required by the Letter of Transmittal must be transmitted to and received by the Depositary at the appropriate address set forth on page 13 of this Offer before the Termination Date, or the tendering Shareholder must comply with the Guaranteed Delivery Procedure set forth below. Delivery of documents to a Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary for purposes of this Offer.

Guaranteed Delivery Procedure

      If certificates for Shares are not immediately available or time will not permit the Letter of Transmittal and other required documents to reach the Depositary prior to the Termination Date, Shares may be properly tendered provided that (i) such tenders are made by or through an Eligible Institution and (ii) the Depositary receives, prior to the Termination Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Fund (delivered by hand, mail, telegram, telex or facsimile transmission) and (iii) the certificates for all tendered Shares, or confirmation of the delivery of Shares delivered into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedure for such transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal, are received by the Depositary within three business days after the Termination Date (the "Guaranteed Delivery Deadline").

      4. Rights of Withdrawal. Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Termination Date, unless the Offer is extended. After the Termination Date or the date to which the Offer is extended, whichever is later, all tenders made pursuant to the Offer are irrevocable.

      To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on page 13 of this Offer. Any notice of withdrawal must specify the name of the person who executed the particular Letter of Transmittal or Notice of Guaranteed Delivery, the number of Shares to be withdrawn, and the names in which the Shares to be withdrawn are registered. Any signature on the notice of withdrawal must be guaranteed by an Eligible Institution. If certificates have been delivered to the Depositary, the name of the registered holder and the serial numbers of the particular certificates evidencing the Shares withdrawn must also be furnished to the Depositary. If Shares have been delivered pursuant to the Book-Entry Delivery Procedure set forth in Section 3, any notice of withdrawal must specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Shares (which must be the same name, number, and Book-Entry Transfer Facility from which the Shares were tendered), and must comply with the procedures of that Book-Entry Transfer Facility.

      All questions as to the form and validity, including time of receipt, of any notice of withdrawal will be determined by the Fund, in its sole discretion, which determination shall be final and binding. Neither the Fund, the Fund's U.S. Co-Adviser, the Fund's Mexican Adviser, the Information Agent, the Depositary, nor any other person shall be under any duty to give notification of any defects or irregularities in any notice of withdrawal, nor shall any of the foregoing incur any liability for failure to give such notification. Any Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered by following the procedures described in Section 3 at any time prior to the Termination Date.

      If the Fund is delayed in its acceptance for payment of Shares, or is unable to accept for payment Shares tendered pursuant to the Offer, for any reason, then, without prejudice to the Fund's rights under this Offer, the Depositary may, on behalf of the Fund, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering Shareholders are entitled to withdrawal rights as set forth in this Section 4.

      5. Source and Amount of Funds; Effect of the Offer. The actual cost to the Fund cannot be determined at this time because the number of Shares to be purchased will depend on the number tendered, and the price will be based on the NAV per Share on the Pricing Date. If the NAV per Share on the Pricing Date were the same as the NAV per Share on April 1, 1999, and if each Shareholder tenders 10% of his or her Shares pursuant to the Offer, the estimated payments by the Fund to Shareholders would be approximately $8,975,380. See the Pro Forma Capitalization table below.

      The monies to be used by the Fund to purchase Shares pursuant to the Offer will be obtained from cash and from sales of securities in the Fund's investment portfolio.

      The Offer may have certain adverse consequences for tendering and non-tendering Shareholders.

      Effect on NAV and Consideration Received by Tendering Shareholders. If the Fund is required to sell a substantial amount of portfolio securities to raise cash to finance the Offer, the market prices of the Fund's portfolio securities, and hence the Fund's NAV, may decline. If such a decline occurs, the Fund cannot predict what its magnitude might be or whether such a decline would be temporary or continue to or beyond the Termination Date. Because the price per Share to be paid in the Offer will be dependent upon the NAV per Share as determined on the Termination Date, if such a decline continued up to the Termination Date, the consideration received by tendering Shareholders would be reduced. In addition, the sale of portfolio securities will cause increased brokerage and related transaction expenses, and the Fund may receive proceeds from the sale of portfolio securities less than their valuations by the Fund. Accordingly, because of the Offer, the Fund's NAV per Share may decline more than it otherwise might, thereby reducing the amount of proceeds received by tendering Shareholders and the value per Share for non-tendering Shareholders.

      Shareholders should note, however, that the Offer may result in accretion to the Fund's NAV per share, following the Offer, due to the fact that the Purchase Price represents a 10% discount to the Fund's NAV per share. The potential accretion to the Fund's NAV per share may offset in whole or in part any decline in the Fund's NAV as discussed above.

      The Fund will sell portfolio securities during the pendency of the Offer to raise cash for the purchase of Shares. Thus, during the pendency of the Offer, and possibly for a short time thereafter, the Fund will hold a greater than normal percentage of its net assets in cash and cash equivalents. The Fund is required by law to pay for tendered Shares it accepts for payment promptly after the Termination Date of this Offer. Because the Fund will not know the number of Shares tendered until the Termination Date, the Fund will not know until the Termination Date the amount of cash required to pay for such Shares. If on or prior to the Termination Date the Fund does not have, or believes it is unlikely to have, sufficient cash to pay for all Shares tendered, it may extend the Offer to allow additional time to sell portfolio securities and raise sufficient cash.

      Recognition of Capital Gains. As noted, the Fund will likely be required to sell portfolio securities pursuant to the Offer. If the Fund's tax basis for the securities sold is less than the sale proceeds, the Fund will recognize capital gains. The Fund would expect to declare any such gains to Shareholders of record (reduced by net capital losses realized during the fiscal year, if any, and available capital loss carryforwards) following the end of the Fund's fiscal year on July 31st but before December 31st of the same calendar year, and distribute such gains in January of the next calendar year. This recognition and distribution of gains, if any, would have two negative consequences: first, Shareholders at the time of a declaration of distributions would be required to pay taxes on a greater amount of capital gain distributions than otherwise would be the case; and second, to raise cash to make the distributions, the Fund might need to sell additional portfolio securities, thereby possibly being forced to realize and recognize additional capital gains. It is impossible to predict what the amount of unrealized gains or losses would be in the Fund's portfolio at the time that the Fund is required to liquidate portfolio securities (and hence the amount of capital gains or losses that would be realized and recognized). As of December 31, 1998, there was unrealized depreciation of over $31,479,093 in the Fund's portfolio as a whole, and as of July 31, 1998, there were no capital loss carryforwards that for tax purposes could offset some or all of any gains actually realized.

      In addition, some of the distributed gains may be realized on securities held for one year or less, which would generate income taxable to the Shareholders at ordinary income rates. This could adversely affect the Fund's performance.

      Tax Consequences of Repurchases to Shareholders. The Fund's purchase of tendered Shares pursuant to the

Offer will have tax consequences for tendering Shareholders and may have tax consequences for non-tendering Shareholders. See Section 8, "Federal Income Tax Consequences," below.

      Higher Expense Ratio and Less Investment Flexibility. If the Fund purchases a substantial number of Shares pursuant to the Offer, the net assets of the Fund would be reduced accordingly. The reduced net assets of the Fund as a result of the Offer will result in a higher expense ratio for the Fund, and possibly in less investment flexibility for the Fund, depending on the number of Shares repurchased.

      Pro Forma Affects on Capitalization. The following table sets forth the net assets of the Fund as of April 1, 1999, adjusted to give effect to the Offer (excluding expenses and assuming the Fund repurchases 10% of its outstanding Shares):

                          PRO FORMA CAPITALIZATION (1)

                                                Adjustment for
                              As of April 1,   Purchase at $7.59   Pro Forma As
                                   1999          Per Share (2)       Adjusted
                              --------------   -----------------   ------------
Total net assets ..........    $99,632,731         $8,975,380      $90,657,351
Shares outstanding ........     11,825,273          1,182,527       10,642,746
NAV per Share (3) .........          $8.43              $7.59            $8.52

----------
(1) This table assumes purchase by the Fund of 1,182,527 Shares, equal to 10% of the Fund's outstanding Shares.
(2) This amount represents the Fund's NAV as determined on April 1, 1999. Shares tendered pursuant to the Offer will be purchased at a 10% discount to NAV on the Pricing Date, which may be more or less than $7.59 per Share, and the pro forma NAV per Share also may be more or less.
(3) The NAV per Share of the Fund is normally determined each Friday that the NYSE is open, as of the close of regular trading on the NYSE, and is determined by dividing the total net assets of the Fund by the number of Shares outstanding.

      6. Purpose of the Offer. Since the Fund's inception, the Board of Directors has consistently recognized that it would be in the best interests of Shareholders to attempt to reduce or eliminate any discount at which the Fund's Shares may trade to their NAV. At a special meeting of the Board held on March 5, 1999, the Board determined to conduct a tender offer for shares of the Fund's common stock, and determined to engage in share repurchases to attempt to reduce the market discount at which the Fund's Shares were currently trading. The Board committed the Fund to conduct a tender offer beginning in April 1999 for up to 10% of each Shareholder's Shares. The Board determined to conduct the tender offer at a price equal to 90% of the Fund's NAV on the termination of the Offer. The Board has determined to effect this Offer under Section 13e-4 of the Exchange Act.

      Any Shares acquired by the Fund pursuant to the Offer will become treasury Shares and will be available for issuance by the Fund without further Shareholder action (except as required by applicable law or the rules of national securities exchanges on which the Shares are listed).

      NEITHER THE FUND, NOR ITS BOARD OF DIRECTORS, NOR THE U.S. CO-ADVISER, NOR THE MEXICAN ADVISER MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OF SUCH SHAREHOLDER'S SHARES AND NONE OF SUCH PERSONS HAS AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES.

      7. NAV And Market Price Range Of Shares; Dividends. The Shares are traded on the NYSE. During each fiscal quarter of the Fund during the past two fiscal years, the NAV (as of the last day of such fiscal quarter), and the High, Low and Closing Market Price per Share (as of the last day of such fiscal quarter) were as follows:

                                       Market Price             Net Asset Value
                              -------------------------------   ---------------
Fiscal Quarter Ended            High        Low       Close
                               ------    --------   --------
October 31, 1996 ...........   $11.25     $ 9.375    $ 9.50           $12.06
January 31, 1997 ...........   $10.50     $ 9.25     $10.25           $12.41
April 30, 1997 .............   $10.875    $10.00     $10.25           $12.90
July 31, 1997 ..............   $14.125    $10.25     $14.125          $16.83
October 31, 1997 ...........   $14.813    $11.50     $12.50           $15.38
January 31, 1998 ...........   $13.688    $ 9.563    $ 9.75           $11.88
April 30, 1998 .............   $10.438    $ 9.313    $ 9.688          $12.45
July 31, 1998 ..............   $ 9.625    $ 7.75     $ 7.75           $10.16
October 31, 1998 ...........   $ 7.563    $ 4.50     $ 6.25           $ 7.80
January 31, 1999 ...........   $ 6.50     $ 4.438    $ 5.25           $ 6.57

      IT IS ANTICIPATED THAT NO CASH DIVIDEND WILL BE DECLARED BY THE BOARD OF DIRECTORS WITH A RECORD DATE OCCURRING BEFORE THE EXPIRATION OF THE OFFER AND THAT, ACCORDINGLY, HOLDERS OF SHARES PURCHASED PURSUANT TO THE OFFER WILL NOT RECEIVE ANY SUCH DIVIDEND WITH RESPECT TO SUCH SHARES. THE AMOUNT AND FREQUENCY OF DIVIDENDS IN THE FUTURE WILL DEPEND ON CIRCUMSTANCES EXISTING AT THAT TIME.

      8. Federal Income Tax Consequences of the Offer. The U.S. federal income tax discussion set forth below is a summary included for general information purposes only. In view of the individual nature of tax consequences, each Shareholder is advised to consult its own tax adviser with respect to the specific tax consequences to it of participation in the Offer, including the effect and applicability of state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

      The sale of Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash by the
Shareholder: (a) results in a "complete termination" of the Shareholder's interest in the Fund, (b) is "substantially disproportionate" with respect to the Shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the Shareholder. In determining whether any of these tests has been met, Shares actually owned, as well as Shares considered to be owned by the Shareholder by reason of certain constructive ownership rules set forth in
Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a Shareholder will recognize gain or loss equal to the difference between the price paid by the Fund for the Shares purchased in the Offer and the Shareholder's adjusted basis in such Shares. If such Shares are held as a capital asset, the gain or loss will be capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the applicable ordinary income rate for capital assets held for one year or less or (ii) 20% for capital assets held for more than one year.

      If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a Shareholder who sells Shares pursuant to the Offer will be taxable to the Shareholder as a "dividend" to the extent of such Shareholder's allocable share of the Fund's current or accumulated earnings and profits. To the extent that amounts received exceed such Shareholder's allocable share of the Fund's current and accumulated earnings and profits, such excess will constitute a non-taxable return of capital (to the extent of the Shareholder's adjusted basis in the Shares sold pursuant to the Offer) and any amounts in excess of the Shareholder's adjusted basis will constitute taxable gain. Thus, a Shareholder's adjusted basis in the Shares sold will not reduce the amount of the "dividend." Any remaining adjusted basis in the Shares tendered to the Fund will be transferred to any remaining Shares held by such Shareholder. In addition, if a tender of Shares is treated as a "dividend" to a tendering Shareholder, a constructive dividend under Section 305(c) of the Code may result to a non-tendering Shareholder whose proportionate interest in the earnings and assets of the Fund has been increased by such tender. Because each tendering Shareholder may tender no more than 10% of its shareholding, the sale of shares will not satisfy the tests described above for a "complete termina-tion" of a Shareholder's interest or a "substantially disproportionate redemption." The Fund believes, however, that the nature of the repurchase will be such that the sale of Shares pursuant to the Offer will normally satisfy the test for a sale that is "not essentially equivalent to a dividend" and therefore will qualify for "sale or exchange" treatment (as opposed to "dividend" treatment).

      Foreign Shareholders. Any payments to a tendering Shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation that does not hold his, her or its shares in connection with a trade or business conducted in the United States (a "foreign Shareholder") that are treated as dividends for U.S. federal income tax purposes under the rules set forth above, will be subject to U.S. withholding tax at the rate of 30% (unless a reduced rate applies under an applicable tax treaty). A tendering foreign Shareholder who realizes a capital gain on a tender of Shares will not be subject to U.S. Federal income tax on such gain, unless the shareholder is an individual who is physically present in the United States for 183 days or more and certain other conditions are satisfied. Such persons are advised to consult their own tax advisers. Special rules may apply in the case of foreign Shareholders (i) that are engaged in a U.S. trade or business, (ii) that are former citizens or residents of the United States or (iii) that are "controlled foreign corporations", "foreign personal holding companies', corporations that accumulate earnings to avoid U.S. federal income tax, and certain foreign charitable organizations. Such persons are advised to consult their own tax advisers.

      Backup Withholding. The Fund generally will be required to withhold tax at the rate of 31% ("backup withholding") from any payment to a tendering Shareholder that is an individual (or certain other non-corporate persons) if the Shareholder fails to provide to the Fund its correct taxpayer identification number. If the payment by the Fund to any such Shareholder is treated as a dividend rather than a "sale or exchange" as described above, backup withholding also will be required with respect to that payment if the Internal Revenue Service advises the Fund that the shareholder is subject to backup withholding for prior underreporting of reportable interest or dividend payments or if the Shareholder fails to certify that it is not subject thereto. A foreign Shareholder generally will be able to avoid backup withholding with respect to payments by the Fund that are treated as made in exchange for tendered Shares only if it furnishes to the Fund a duly completed Form W-8, signed under penalty of perjury, stating that it (1) is neither a citizen nor a resident of the United States, (2) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year, and (3) reasonably expects not to be engaged in a trade or business within the United States to which the gain on sale of the Shares would be effectively connected. Backup withholding is not an additional tax, and any amounts withheld may be credited against a Shareholder's U.S. federal income tax liability.

      9. Certain Information Concerning the Fund and the Fund's U.S. Co-Adviser and Mexican Adviser. The Fund is a closed-end, non-diversified management investment company organized as a Maryland corporation. The Shares were first issued to the public on August 21, 1990. As a closed-end investment company, the Fund differs from an open-end investment company (i.e., a mutual fund) in that it does not redeem its Shares at the election of a Shareholder and does not continuously offer its Shares for sale to the public. The Fund's investment objective is to seek high total return through capital appreciation and current income. It is the Fund's policy to invest at least 50% of its assets in equity and convertible debt securities issued by Mexican companies and the remainder of its assets in debt (other than convertible debt securities of Mexican issuers) and, for cash management or temporary defensive purposes, in certain high quality short-term debt instruments.

      Advantage Advisers, Inc. serves as U.S. Co-Adviser to the Fund. The U.S. Co-Adviser is a wholly-owned subsidiary of CIBC Oppenheimer Corp. ("CIBC OpCo"), which is indirectly owned by The Canadian Imperial Bank of Commerce. The U.S. Co-Adviser is a corporation organized under the laws of Delaware on May 31, 1990 and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The U.S. Co-Adviser has served as U.S. Co-Adviser since the Fund's inception. The principal business address of the U.S. Co-Adviser is CIBC Oppenheimer Tower, 200 Liberty Street, One World Financial Center, New York, New York, 10281.

      Acci Worldwide, S.A. de C.V. serves as the Mexican Adviser to the Fund. The Mexican Adviser was organized in 1990 as a company with limited liability under the laws of Mexico to carry on investment management activities, and is a registered investment adviser under the Advisers Act. The Mexican Adviser is a wholly owned subsidiary of Acciones y Valores de Mexico, S.A. de C.V. ("AVM"). AVM, organized in 1971, provides institutional and brokerage services as well as financial advice to investors and securities issuers, specializing in money market, brokerage and corporate finance operations, and provides investment advice to Mexican investment funds. AVM is one of the leading brokerage firms in Mexico and is a wholly owned subsidiary of Grupo Financiero Banamex Accival, S.A. de C.V. ("Grupo Banacci"). AVM holds 100% of the capital stock of ACCI Securities, Inc., a securities brokerage firm incorporated in Delaware in June 1990, with its principal place of business in New York. ACCI Securities, Inc. is registered as a broker-dealer with the United States Securities and Exchange Commission and effects transactions as a broker in Mexican securities, primarily for U.S. institutional investors and, solely incidental thereto, provides investment advice and research. The business address of the Mexican Adviser is Paseo de la Reforma 398, Mexico City, D.F., Mexico 06600.

      Exhibit A to this Offer contains the Fund's audited financial statements for the fiscal year ended July 31, 1998 and the Fund's unaudited financial statements for the semi-annual period ended January 31, 1999.

      The Fund is subject to the information and reporting requirements of the 1940 Act and in accordance therewith is obligated to file reports and other information with the Commission relating to its business, financial condition and other matters. The Fund has also filed an Issuer Tender Offer Statement on
Schedule 13E-4 with the Commission. Such reports and other information should be available for inspection at the public reference room at the Commission's office 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., and also should be available for inspection and copying at the following regional offices of the
Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois; 7 World Trade Center, New York, New York. The Fund's filings are also available to the public on the Commission's internet site (http://www.sec.gov). Copies may be obtained, by mail, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

      10. Interest of Directors and Officers; Transactions and Arrangements Concerning the Shares. Except as set forth in this Section 10, neither the Fund nor any subsidiary of the Fund nor, to the best of the Fund's knowledge, any of the Fund's officers or directors, or associates of any of the foregoing, has effected any transaction in Shares during the past 40 business days. Alan H. Rappaport acquired 10,000 shares of Common Stock at $7.375 per share on April 6, 1999 in the open market. Except as set forth in this Offer, neither the Fund, nor, to the best of the Fund's knowledge, any of the Fund's officers or directors, nor any of the officers or directors of any of its subsidiaries, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly to the Offer with respect to any securities of the Fund, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

      11. Certain Legal Matters; Regulatory Approvals. The Fund is not aware of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Shares by the Fund as contemplated herein. Should any such approval or other action be required, the Fund presently contemplates that such approval or other action will be sought. The Fund is unable to predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Fund's business. The Fund's obligations under the Offer to accept for payment and pay for Shares are subject to certain conditions described in Section 12.

      12. Certain Conditions of the Offer. Notwithstanding any other provision of the Offer, the Fund shall not be required to accept for payment or pay for any Shares, may postpone the acceptance for payment of, or payment for, tendered Shares, and may, in its reasonable discretion, terminate or amend the Offer as to any Shares not then paid for if (1) such transactions, if consummated, would
(a) result in delisting of the Fund's Common Stock from the NYSE or (b) impair the Fund's status as a regulated investment company under the Code (which would make the Fund subject to U.S. federal income taxes on all of its income and gains in addition to the taxation of shareholders who receive distributions from the Fund); (2) the amount of shares of Common Stock tendered would require liquidation of such a substantial portion of the Fund's securities that the Fund would not be able to liquidate portfolio securities in an orderly manner in light of the existing market conditions and such liquidation would have an adverse effect on the NAV of the Fund to the detriment of non-tendering shareholders; (3) there is any (a) in the

Board of Directors' judgment, material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) suspension of or limitation on prices for trading securities generally on the NYSE or other national securities exchange(s), or the NASDAQ National Market System, (c) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State, (d) limitation affecting the Fund or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) in the Board of Directors' judgment, other event or condition which would have a material adverse effect on the Fund or its shareholders if tendered Shares were purchased; (4) the Fund's Shares are trading at a discount to NAV of 10% or less at the Termination Date; or (5) the Board of Directors determines that effecting any such transaction would constitute a breach of their fiduciary duty owed to the Fund or its Shareholders.

      The foregoing conditions are for the sole benefit of the Fund and may be asserted by the Fund regardless of the circumstances (including any action or inaction by the Fund) giving rise to any such conditions or may be waived by the Fund in whole or in part at any time and from time to time in its sole discretion. The failure by the Fund at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section shall be final and binding on all parties.

      A public announcement shall be made of a material change in, or waiver of, such conditions, and the Offer may, in certain circumstances, be extended in connection with any such change or waiver.

      If the Offer is suspended or postponed, the Fund will provide notice to Shareholders of such suspension or postponement.

      13. Fees and Expenses. The Fund will not pay to any broker or dealer, commercial bank, trust company or other person any solicitation fee for any Shares purchased pursuant to the Offer. The Fund will reimburse such persons for customary handling and mailing expenses incurred in forwarding the Offer. No such broker, dealer, commercial bank or trust company has been authorized to act as the agent of the Fund or the Depositary for purposes of the Offer.

      The Fund has retained PNC Bank, N.A. to act as Depositary and D.F. King & Co., Inc., to act as Information Agent. The Depositary and the Information Agent will each receive reasonable and customary compensation for their services and will also be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities.

      14. Miscellaneous. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Fund may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction.

      The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. Consequently, the Offer is currently being made to all holders of Shares. However, the Fund reserves the right to exclude Shareholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of Shareholders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act.

      15. Contacting the Depositary and the Information Agent. The Letter of Transmittal, certificates for the Shares and any other required documents should be sent by each Shareholder of the Fund or his broker-dealer, commercial bank, trust company or other nominee to the Depositary as set forth below. Facsimile copies of the Letter of Transmittal will be accepted.

                        The Depositary for the Offer is:

                                 PNC BANK, N.A.

                      Facsimile Copy Number: (302) 791-1008
                      Confirm by Telephone: (302) 791-1043
                          For Account Information Call:
                    (302) 791-2748 (Delaware residents only)
                                or (800) 852-4750

By First Class Mail, By Overnight                 In New York City, By Hand:
         Courier, By Hand:
                                                   Depository Trust Company
          PNC Bank, N.A.                       Transfer Agent Drop Service Dept.
       400 Bellevue Parkway                     55 Water Street (South Street
       Mailstop W3-F400-02-4                       entrance) -- Ground Floor
       Wilmington, DE 19809                              New York, NY

      Any questions or requests for assistance or additional copies of the Offer, the Letter of Transmittal, the Notice of Guaranteed Delivery, and other documents may be directed to the Information Agent at its telephone number and location listed below. Shareholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                     The Information Agent for the Offer is:

                              D.F. KING & CO., INC.
                                 77 Water Street
                            New York, New York 10005

                            Toll free: (800) 848-2998

                       or call collect at: (212) 269-5550

THE MEXICO EQUITY AND INCOME FUND, INC.

April 12, 1999

                                                                       EXHIBIT A


Schedule of Investments                  The Mexico Equity and Income Fund, Inc.
July 31, 1998

Number                                                   Percent
of Shares        Security                            of Holdings          Value
================================================================================
                 MEXICO                                    99.90%

--------------------------------------------------------------------------------
                 COMMON STOCKS                             75.62%
--------------------------------------------------------------------------------

                 Cement                                     6.60%
      330,000    Apasco, S.A. de C.V. ..........................    $ 1,689,748
      849,000    Cemex, S.A. ...................................      3,129,647
    2,269,980    Internacional de Ceramica, S.A. de C.V. + .....      3,148,723
                                                                    -----------
                                                                      7,968,118
                                                                    -----------

                 Communications                            15.29%
    2,123,000    Biper, S.A. de C.V. B + .......................        773,081
      126,800    Grupo Televisa S.A. ADR + .....................      4,469,700
      168,500    Telefonos de Mexico, S.A. de C.V. ADR .........      8,393,406
    1,000,000    Telefonos de Mexico, S.A. de C.V. L ...........      2,487,395
    3,004,000    TV Azteca, S.A. de C.V. .......................      2,335,884
                                                                    -----------
                                                                     18,459,466
                                                                    -----------

                 Computers                                  0.17%
      482,000    Acer Computec Latino America, S.A. de C.V. + ..        210,622
                                                                    -----------

                 Construction                               6.33%
    1,794,000    Consorcio Hogar, S.A. de C.V. B + .............      1,656,309
      450,000    Corporacion Geo, S.A. de C.V. B + .............      2,450,420
      714,900    Grupo Tribasa S. A. de C.V. ADR + .............      3,529,819
                                                                    -----------
                                                                      7,636,548
                                                                    -----------

                 Entertainment                              2.41%
    1,000,000    Corporacion Interamericana de Entretenimiento,
                 S.A de C.V. L + ...............................      2,913,165
                                                                    -----------

                 Financial Groups                           0.56%
    2,000,000    Grupo Financiero GBM Atlantico,
                 S.A. de C.V. B +** ............................        672,269
                                                                    -----------

                 Food, Beverage and Tobacco                15.89%
      121,200    Fomento Economico Mexicano, S.A.
                 de C.V. B. ADR ................................      3,757,200
    1,226,000    Fomento Economico Mexicano, S.A. de C.V. UBD ..      3,756,986
    1,080,000    Grupo Industrial Bimbo, S.A. de C.V. A ........      2,202,353
      642,000    Grupo Modelo, S.A. de C.V. C. .................      5,761,815
    2,769,000    Pasteleria Francesa, S.A. de C.V. .............        983,499
    1,295,000    Pepsi Gemex, S.A. de C.V. .....................      2,727,843
                                                                    -----------
                                                                     19,189,696
                                                                    -----------

Schedule of Investments (continued)      The Mexico Equity and Income Fund, Inc.
July 31, 1998

Number                                                   Percent
of Shares        Security                            of Holdings          Value
================================================================================
COMMON STOCKS (continued)

                 Industrial Conglomerates                  14.36%
    3,170,000    Accel, S.A. de C.V. B+ ........................   $    443,978
    9,461,626    Accel, S.A. de C.V. C+ ........................      1,293,354
      421,000    Desc Sociedad de Fomento Industrial,
                 S.A. de C.V. A ................................      2,264,202
       51,000    Desc Sociedad de Fomento Industrial,
                 S.A. de C.V. B ................................        304,000
    1,268,000    Grupo Carso, S.A. de C.V. A1 ..................      5,398,767
    5,649,000    Grupo Empresarial Privado Mexicano,
                 S.A. de C.V. B+ ...............................      2,519,106
    1,732,000    Grupo Imsa, S.A. de C.V. UBC ..................      2,581,020
      287,000    Grupo Industrial Alfa, S.A. A .................      1,154,431
      344,000    Grupo Industrial Sanluis, S.A. de C.V. ........      1,379,854
                                                                   ------------
                                                                     17,338,712
                                                                   ------------

                 Paper Products                             0.14%
       58,000    Kimberly Clark de Mexico, S.A. de C.V.A .......        168,964
                                                                   ------------

                 Retailing                                  6.15%
    2,557,000    Cifra, S.A. de C.V. C+ ........................      3,724,482
      613,519    Cifra, S.A. de C.V. V+ ........................        928,012
    1,680,000    Controladora Comercial Mexicana,
                 S.A. de C.V. ..................................      1,411,765
      419,000    Organizacion Soriana S.A. de C.V. B ...........      1,359,109
                                                                   ------------
                                                                      7,423,368
                                                                   ------------

                 Specialty Stores                           4.14%
      839,000    Dermet de Mexico, S.A. de C.V. B+ .............        404,224
      378,000    Grupo Comercial Gomo, S.A. de C.V.+ ...........        689,506
    3,569,000    Grupo Elektra, S.A. de C.V. ...................      2,703,242
    2,827,000    Nacional de Drogas, S.A. de C.V. L ............      1,203,653
                                                                   ------------
                                                                      5,000,625
                                                                   ------------

                 Steel                                      0.25%
      106,000    Hylaamex, S.A. de C.V.B .......................        307,608
                                                                   ------------

                 Textile                                    3.33%
    2,755,000    Grupo Covarra, S.A. de C.V.+ ..................      2,586,768
    3,986,000    Hilasal Mexicana, S.A. de C.V. A+ .............      1,433,620
                                                                   ------------
                                                                      4,020,388
                                                                   ------------

                 TOTAL COMMON STOCKS (Cost $112,288,260)             91,309,549
                                                                   ------------

Schedule of Investments (continued)      The Mexico Equity and Income Fund, Inc.
July 31, 1998

Par Value                                                Percent
(000)            Security                            of Holdings          Value
================================================================================

--------------------------------------------------------------------------------
                 CONVERTIBLE DEBENTURES                     7.58%
--------------------------------------------------------------------------------

   MXP 24,113    Grupo Financiero Bancomer 26.453%, 05/16/02* ..   $  2,958,340
   MXP 32,731    Corporacion Interamericana Entratenimiento
                 12.00%, 06/06/99 ..............................      6,197,803
                                                                   ------------

                 TOTAL CONVERTIBLE DEBENTURES (Cost $8,459,383)       9,156,143
                                                                   ------------

--------------------------------------------------------------------------------
                 INFLATION INDEXED BOND                     4.91%
--------------------------------------------------------------------------------

   MXP 38,180    Vitro, S.A. 13.00%, 12/07/99 ..................      5,934,405
                                                                   ------------

                 TOTAL INFLATION INDEXED BOND (Cost $4,959,549)       5,934,405
                                                                   ------------

--------------------------------------------------------------------------------
                 MEXICAN GOVERNMENT BONDS                   2.08%
--------------------------------------------------------------------------------

    MXP 9,859    Bono de Desarrollo del Gobierno
                 Federal 21.88%, 12/14/00* .....................      1,104,661
   MXP 12,531    Bono de Desarrollo del Gobierno
                 Federal 20.95%, 01/18/01* .....................      1,403,989
                                                                   ------------

                 TOTAL MEXICAN GOVERNMENT BONDS (Cost $2,628,143)     2,508,650
                                                                   ------------

--------------------------------------------------------------------------------
                 SHORT-TERM OBLIGATIONS                     9.71%
--------------------------------------------------------------------------------

                 COMMERCIAL PAPER  2.49%
      $ 3,000    Cemex S.A. de C.V. 6.80%, 08/31/98 ............      2,999,993
                                                                   ------------

                 TOTAL COMMERCIAL PAPER (Cost $2,999,993)             2,999,993
                                                                   ------------

                 PROMISSORY NOTES                           7.22%
   MXP 40,000    Grupo Financiero Serfin S.A. de 19.50%,
                 08/03/98 ......................................      4,481,793
   MXP 37,820    Nacional Financiero S.A. de C.V. 19.50%,
                 08/03/98 ......................................      4,237,557
                                                                   ------------

                 TOTAL PROMISSORY NOTES (Cost $8,719,350)             8,719,350
                                                                   ------------

                 TOTAL SHORT-TERM OBLIGATIONS (Cost $11,719,343)     11,719,343
                                                                   ------------

                 TOTAL MEXICO (Cost $140,054,678)                   120,628,090
                                                                   ------------

Schedule of Investments (concluded)      The Mexico Equity and Income Fund, Inc.
July 31, 1998

Number                                                   Percent
of Shares        Security                            of Holdings          Value
================================================================================

                 UNITED STATES                              0.10%

--------------------------------------------------------------------------------
                 SHORT-TERM OBLIGATIONS                     0.10%
--------------------------------------------------------------------------------

      118,887    Temporary Investment Fund, Inc.
                 - Temp Cash Portfolio                             $    118,887
                                                                   ------------

                 TOTAL SHORT-TERM OBLIGATIONS (Cost $118,887)           118,887
                                                                   ------------

                 TOTAL UNITED STATES (Cost $118,887)                    118,887
                                                                   ------------

                 TOTAL INVESTMENTS (Cost $140,173,565)*** 100.00%  $120,746,977
                                                                   ============

----------
Footnotes and Abbreviations

+     Non-income producing securities.
*     Variable rate security. Interest rate represents rate at July 31, 1998.
**    At fair value as determined under the supervision of the Board of
      Directors.
***   Aggregate cost for Federal income tax purposes is $142,087,085.

      The aggregate gross unrealized appreciation (depreciation)
      for all securities is as follows:
      Excess of market value over tax cost                         $  4,439,109
      Excess of tax cost over market value                          (25,779,217)
                                                                   ------------
                                                                   $(21,340,108)
                                                                   ============

MXP  Mexican Pesos
ADR  American Depository Receipt

Statement of Assets and Liabilities      The Mexico Equity and Income Fund, Inc.
July 31, 1998

Assets
Investments, at value (Cost $140,173,565) ....................    $ 120,746,977
Foreign currency holdings (Cost $7,974) ......................            7,966
Receivables:
   Interest (net of withholding tax of $10,309) ..............          243,137
   Maturities ................................................        8,715,802
   Securities sold ...........................................          242,339
Prepaid expenses .............................................           91,425
                                                                  -------------
   Total Assets ..............................................      130,047,646
                                                                  -------------

Liabilities
Payable for securities purchased .............................        9,718,567
Due to Mexican Adviser .......................................           55,176
Due to Co-Adviser ............................................           42,443
Due to Administrator .........................................           21,222
Accrued expenses .............................................           62,130
                                                                  -------------
   Total Liabilities .........................................        9,899,538
                                                                  -------------
Net Assets ...................................................    $ 120,148,108
                                                                  =============
Net Asset Value per Share ($120,148,108/11,825,273) ..........    $       10.16
                                                                  =============

Net assets consist of:
Capital stock, $0.001 par value; 11,825,273 shares issued
   and outstanding (100,000,000 shares authorized) ...........    $      11,825
Paid-in capital ..............................................      131,288,786
Undistributed net investment income ..........................          597,968
Accumulated net realized gain on investments and foreign
   currency related transactions .............................        7,685,236
Net unrealized depreciation in value of investments and on
   translation of other assets and liabilities denominated
   in foreign currency .......................................      (19,435,707)
                                                                  -------------
                                                                  $ 120,148,108
                                                                  =============

See accompanying notes to financial statements.

Statement of Operations                  The Mexico Equity and Income Fund, Inc.
For the Year Ended July 31, 1998

Investment Income
Interest (Net of taxes withheld of $169,998) .............................   $  3,787,612
Dividends ................................................................      1,286,748
                                                                             ------------
   Total investment income ...............................................      5,074,360
                                                                             ------------

Expenses
Mexican Advisory fees .....................................   $    846,869
Co-Advisory fees ..........................................        651,437
Administration fees .......................................        325,727
Custodian fees ............................................        157,219
Legal fees ................................................        144,984
Insurance .................................................         71,996
Audit fees ................................................         61,250
Transfer agent fees .......................................         52,449
Printing ..................................................         13,599
NYSE fees .................................................         24,262
Directors' fees ...........................................         22,900
Miscellaneous .............................................         12,902
                                                              ------------
   Total expenses ........................................................      2,385,594
                                                                             ------------
   Net investment income .................................................      2,688,766
                                                                             ------------

Net Realized and Unrealized Gain (Loss) on Investments,
  Foreign Currency Holdings and Translation of Other Assets and Liabilities Denominated in Foreign Currency:

Net realized gain (loss) from:
  Security transactions ..................................................     25,636,440
  Foreign currency related transactions ..................................       (896,629)
                                                                             ------------
                                                                               24,739,811

Net change in unrealized depreciation in value of
  investments and translation of other assets and
  liabilities denominated in foreign currency ............................    (64,248,203)
                                                                             ------------

Net realized and unrealized loss on investments,
  foreign currency holdings and translation of other
  assets and liabilities denominated in foreign currency .................    (39,508,392)
                                                                             ------------

Net decrease in net assets resulting from operations .....................   $(36,819,626)
                                                                             ============

See accompanying notes to financial statements.

Statement of Changes in Net Assets        The Mexico Equity and Income Fund Inc.

                                                                           For the         For the
                                                                         Year Ended       Year Ended
                                                                        July 31,1998     July 31,1997
                                                                        -------------    -------------
Increase (Decrease) In Net Assets

Operations
Net investment income ...............................................   $   2,688,766    $   5,109,358
Net realized gain on investments and foreign currency
      related transactions ..........................................      24,739,811       25,891,614
Net change in unrealized apprecation (depreciation) in value of investments, foreign currency holdings and translation of other
   assets and liabilities denominated in foreign currency ...........     (64,248,203)      39,743,168
                                                                        -------------    -------------

      Net increase (decrease) in net assets resulting from operations     (36,819,626)      70,744,140
                                                                        -------------    -------------

Distributions to shareholders from
Net investment income ($0.19 and $0.44 per share, respectively) .....      (2,239,707)      (5,203,120)
Net realized gains ($3.37 and $0.67 per share, respectively) ........     (39,858,265)      (7,922,933)
                                                                        -------------    -------------

      Decrease in net assets from distributions .....................     (42,097,972)     (13,126,053)
                                                                        -------------    -------------

Capital share transactions
Offering costs charged to paid-in capital ...........................              --             (789)
                                                                        -------------    -------------

Total increase (decrease) in net assets .............................     (78,917,598)      57,617,298
                                                                        -------------    -------------

Net Assets
Beginning of year ...................................................     199,065,706      141,448,408
                                                                        -------------    -------------

End of year  (including undistributed net investment
   income of $597,968  and $1,045,538, respectively) ................   $ 120,148,108    $ 199,065,706
                                                                        =============    =============

See accompanying notes to financial statements.

Financial Highlights                     The Mexico Equity and Income Fund, Inc.
For a Share Outstanding throughout Each Year

                                              For the Year     For the Year     For the Year     For the Year     For the Year
                                                  Ended            Ended            Ended            Ended            Ended
                                              July 31,1998     July 31, 1997    July 31, 1996    July 31, 1995    July 31, 1994
                                              ---------------------------------------------------------------------------------
Per Share Operating Performance
   Net asset value, beginning of year .....         $16.83           $11.96           $11.31           $20.33           $18.51
                                              ------------     ------------     ------------     ------------     ------------
   Net investment income ..................           0.23             0.43             0.81+            0.82             0.51
   Net realized and unrealized gains
      (losses) on investments, foreign
      currency holdings, and translation
      of other assets and liabilities
      denominated in foreign currency .....          (3.34)            5.55             0.67+           (5.98)            5.47
                                              ------------     ------------     ------------     ------------     ------------
   Net increase (decrease) from
      investment operations ...............          (3.11)            5.98             1.48            (5.16)            5.98
                                              ------------     ------------     ------------     ------------     ------------
   Less Distributions
      Dividends from net investment income           (0.19)           (0.44)              --            (0.03)           (0.42)
      Distributions from net realized gains          (3.37)           (0.67)           (0.09)           (3.90)           (1.67)
                                              ------------     ------------     ------------     ------------     ------------
      Total dividends and distributions ...          (3.56)           (1.11)           (0.09)           (3.93)           (2.09)
                                              ------------     ------------     ------------     ------------     ------------
   Capital share transactions
      Anti-dilutive effect of
      dividend reinvestment ...............             --               --               --             0.07               --
      Dilutive effect of rights offering ..             --               --            (0.74)              --            (2.07)
                                              ------------     ------------     ------------     ------------     ------------
      Total capital share transactions ....             --               --            (0.74)            0.07            (2.07)
                                              ------------     ------------     ------------     ------------     ------------
   Net asset value, end of year ...........         $10.16           $16.83           $11.96           $11.31           $20.33
                                              ============     ============     ============     ============     ============

   Per share market value, end of year ....          $7.75          $14.125           $9.625           $11.25           $21.25

   Total Investment Return Based
      on Market Value* ....................         (26.23)%          62.52%           (8.26)%         (31.96)%          41.40%

Ratios/Supplemental Data
   Net assets, end of
      year (in 000s) ......................       $120,148         $199,066         $141,448          $99,779         $175,380
   Ratios of expenses to
      average net assets ..................           1.46%            1.49%            1.56%            1.71%            1.64%
   Ratios of net investment income
      to average net assets ...............           1.65%            3.29%            7.32%            5.73%            2.75%
   Portfolio turnover .....................          88.85%          127.44%           42.59%           50.52%           43.57%

* Total investment return is calculated assuming a purchase of common stock at the current market price on the first day and a sale at the current market price on the last day of each period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Rights offerings, if any, are assumed for purposes of this calculation to be fully subscribed under the terms of the rights offering. Total investment return does not reflect sales loads or brokerage commissions.

+     Based on average shares outstanding.

See accompanying notes to financial statements.

Notes to Financial Statements                              The Mexico Equity and
July 31, 1998                                                  Income Fund, Inc.

NOTE A: Summary of Significant Accounting Policies

The Mexico Equity and Income Fund, Inc. (the "Fund") was incorporated in Maryland on May 24, 1990, and commenced operations on August 21, 1990. The Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end non-diversified management investment company.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Significant accounting policies are as follows:

Portfolio Valuation. Investments are stated at value in the accompanying financial statements. All securities for which market quotations are readily available are valued at the last sales price prior to the time of determination of net asset value, or, if no sales price is available at that time, at the closing price last quoted for the securities (but if bid and asked quotations are available, at the mean between the current bid and asked prices, rather than the quoted closing price). Securities that are traded over-the-counter are valued, if bid and asked quotations are available, at the mean between the current bid and asked prices. Investments in short-term debt securities having a maturity of 60 days or less are valued at amortized cost if their term to maturity from the date of purchase was less than 60 days, or by amortizing their value on the 61st day prior to maturity if their term to maturity from the date of purchase when acquired by the Fund was more than 60 days. Securities for which market values are not readily ascertainable, which aggregated $672,269 (0.56% of net assets) at July 31, 1998, are carried at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

Investment Transactions and Investment Income. Investment transactions are accounted for on the trade date. The cost of investments sold is determined by use of the specific identification method for both financial reporting and income tax purposes. Interest income, including the accretion of discount and amortization of premium on investments, is recorded on an accrual basis; dividend income is recorded on the ex-dividend date or, using reasonable diligence, when known to the Fund. The collectibility of income receivable from foreign securities is evaluated periodically, and any resulting allowances for uncollectible amounts are reflected currently in the determination of investment income.

Tax Status. No provision is made for U.S. Federal income or excise taxes as it is the Fund's intention to continue to qualify as a regulated investment company and to make the requisite distributions to its shareholders that will be sufficient to relieve it from all or substantially all U.S. Federal income and excise taxes.

In accordance with U.S. Treasury regulations, the Fund elected to defer $715,759 of net realized foreign currency losses arising after October 31, 1997. Such losses are treated for tax purposes as arising on August 1, 1998.

Notes to Financial Statements - (continued)                The Mexico Equity and
July 31, 1998                                                  Income Fund, Inc.

The Fund is subject to the following withholding taxes on income from Mexican sources:

      Dividends distributed by Mexican companies are not subject to Mexican withholding tax if such dividends are paid out of taxed profits. Mexican companies are subject to 34% income tax on dividends distributed from non-taxed profits.

      Interest income on debt issued by the Mexican federal government is not subject to withholding. Withholding tax on interest from other debt obligations is at a rate of 4.9%. Beginning January 1, 1999, the withholding tax on interest from other debt obligations will be at a rate of 15%.

      Gains realized from the sale or disposition of debt securities are not presently subject to taxation unless such securities are listed and traded on the Mexican Stock Exchange ("MSE") in which case a 4.9% withholding tax may apply. Gains realized by the Fund from the sale or disposition of equity securities that are listed and traded on the MSE are exempt from Mexican withholding tax if sold through the stock exchange. Gains realized on transactions outside of the MSE may be subject to withholding at a rate of 20% of the amount received or, upon the election of the Fund, at 30% of the gain. If the Fund has owned less than 25% of the outstanding stock of the issuer of the equity securities within the 12 month period preceding the disposition, then such disposition will not be subject to capital gains taxes as provided for in the treaty to avoid double taxation between Mexico and the United States.

Foreign Currency Translation. The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

      (i) market value of investment securities, assets and liabilities at the current peso exchange rate on the valuation date, and

      (ii) purchases and sales of investment securities, income and expenses at the peso rate of exchange prevailing on the respective dates of such transactions.

The Fund does not generally isolate the effect of fluctuations in foreign exchange rates from the effect of fluctuations in the market prices of securities. The Fund does isolate the effect of fluctuations in foreign currency rates, however, when determining the gain or loss upon the sale of foreign currency denominated debt obligations pursuant to U.S. Federal income tax regulations; such amounts are categorized as foreign exchange gain or loss for both financial reporting and income tax reporting purposes. The Fund reports foreign exchange realized gains and losses on all other foreign currency related transactions as components of realized gains and losses for financial reporting purposes, whereas such gains and losses are treated as ordinary income or loss for Federal income tax purposes.

Securities denominated in currencies other than U.S. dollars are subject to changes in value due to fluctuations in the foreign exchange rate. Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of domestic origin as a result of, among other factors, the level of governmental supervision and regulation of foreign securities markets and the possibilities of political or economic instability.

Notes to Financial Statements - (continued)                The Mexico Equity and
July 31, 1998                                                  Income Fund, Inc.

Distribution of Income and Gains. The Fund intends to distribute to shareholders, at least annually, substantially all of its net investment income, including foreign currency gains, and to normally distribute annually any net realized capital gains in excess of net realized capital losses (including any capital loss carryovers), except in circumstances where the Fund realizes very large capital gains and where the Directors of the Fund determine that the decrease in the size of the Fund's assets resulting from the distribution of the gains would not be in the interest of the Fund's shareholders generally. An additional distribution may be made to the extent necessary to avoid payment of a 4% Federal excise tax.

Distributions to shareholders are recorded on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized gains are determined in accordance with U.S. Federal income tax regulations, which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their Federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions that exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income and net realized gains. To the extent they exceed net investment income and net realized gains for tax purposes, they are reported as distributions of paid-in-capital.

During the year ended July 31, 1998, the Fund reclassified a loss of $896,629 from accumulated net realized gain on investments and foreign currency related transactions to undistributed net investment income as a result of permanent book and tax differences relating primarily to foreign currency losses. Net investment income and net assets were not affected by the reclassification.

NOTE B: Management, Investment Advisory and Administrative Services

Acci Worldwide, S.A. de C.V. serves as the Fund's Mexican Adviser (the"Mexican Adviser") under the terms of the Advisory Agreement (the "Advisory Agreement"). Pursuant to the Advisory Agreement, the Mexican Adviser makes investment decisions for the Fund and supervises the acquisition and disposition of securities by the Fund. For its services, the Mexican Adviser receives a monthly fee at an annual rate of 0.52% of the Fund's average monthly net assets. For the year ended July 31, 1998, these fees amounted to $846,869.

On November 3, 1997, CIBC Wood Gundy Securities Corp., the broker-dealer subsidiary of The Canadian Imperial Bank of Commerce, acquired all of the stock of Oppenheimer Holdings, the indirect parent of Advantage Advisers, Inc., the Fund's U.S. Co-Adviser (the "Co-Adviser"). In connection with the acquisition, CIBC Wood Gundy Securities Corp. merged into Oppenheimer & Co., Inc., a wholly owned subsidiary of Oppenheimer Holdings, whose name was changed to CIBC Oppenheimer Corp. ("CIBC Oppenheimer").

Advantage Advisers, Inc., serves as the Fund's U.S. Co-Adviser under the terms of the U.S. Co-Advisory Agreement (the "Co-Advisory Agreement"). Pursuant to the Co-Advisory Agreement, the Co-Adviser makes

Notes to Financial Statements - (continued)                The Mexico Equity and
July 31, 1998                                                  Income Fund, Inc.

all investment decisions regarding the Fund's convertible debt securities jointly with the Mexican Adviser and provides advice and consultation to the Mexican Adviser on investment decisions for the Fund. For its services, the Co-Adviser receives a monthly fee of 0.40% of the Fund's average monthly net assets. For the year ended July 31, 1998, these fees amounted to $651,437.

CIBC Oppenheimer, serves as the Fund's administrator (the"Administrator"). The Administrator provides certain administrative services to the Fund. For its services, the Administrator receives a monthly fee at an annual rate of 0.20% of the value of the Fund's average monthly net assets. For the year ended July 31, 1998, these fees amounted to $325,727.

The Fund pays each of its directors who is not a director, officer or employee of the Mexican Adviser, the Co-Adviser, the Administrator or any affiliate thereof an annual fee of $5,000 plus $700 for each Board of Directors meeting attended in person and $100 for each meeting attended by means of a telephone conference. In addition, the Fund reimburses the directors for travel and out-of-pocket expenses incurred in connection with Board of Directors meetings.

NOTE C: Portfolio Activity

Purchases and sales of securities other than short-term obligations, aggregated $132,340,501 and $173,837,765, respectively, for the year ended July 31, 1998.

NOTE D: Transactions with Affiliates

Acciones y Valores de Mexico, S.A. de C.V., the parent company of the Mexican Adviser, received total brokerage commissions of $119,672 during the year ended July 31, 1998.

NOTE E: Other

At July 31, 1998, substantially all of the Fund's assets were invested in Mexican securities. The Mexican securities markets are substantially smaller, less liquid, and more volatile than the major securities markets in the United States. Consequently, acquisitions and dispositions of securities by the Fund may be inhibited.

--------------------------------------------------------------------------------
      Federal Taxation Notice (unaudited)

      The Fund paid foreign taxes of $177,326 during the fiscal year ended July 31, 1998, which it intends to pass through pursuant to Section 853 of the Internal Revenue Code, to its shareholders, which is deemed to be foreign source income for tax information reporting purposes. During the fiscal year ended July 31, 1998, the Fund made long-term capital gains distributions of $24,629,679. Of this distribution, $14,261,279 is taxable as 28% rate gain and $10,368,400 is taxable as 20% rate gain.
--------------------------------------------------------------------------------

Report of Independent Accountants        The Mexico Equity and Income Fund, Inc.

To the Board of Directors and Shareholders of The Mexico Equity and Income Fund, Inc.

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The Mexico Equity and Income Fund, Inc. (the "Fund") at July 31, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at July 31, 1998 by correspondence with the custodians and brokers, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
September 22, 1998

                                         THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Schedule of Investments                                              (Unaudited)

MEXICO (97.88% of holdings)

COMMON STOCKS (72.07% of holdings)

Number of                                                Percent of
Shares           Security                                 Holdings     Value
--------------------------------------------------------------------------------

                 Cement                                     6.57%
      799,000    Apasco, S.A. de C.V. ..........................   $  2,888,662
      800,000    Cemex, S.A. ...................................      1,955,730
                                                                   ------------
                                                                      4,844,392
                                                                   ------------

                 Communications and Transportation         11.14%
      354,000    Grupo Carso Global Telecom - A1 ...............      1,382,568
       90,000    Grupo Televisa S.A. ADR* ......................      2,306,250
       74,000    Grupo Televisa S.A. * .........................        931,825
       45,800    Telefonos de Mexico, S.A. de C.V. ADR .........      2,341,525
      494,000    Telefonos de Mexico, S.A. de C.V. L ...........      1,256,262
                                                                   ------------
                                                                      8,218,430
                                                                   ------------

                 Computers                                  0.35%
      740,000    Acer Computec Latino America, S.A. de C.V.* ...        254,796
                                                                   ------------
                                                                        254,796
                                                                   ------------

                 Construction                               3.77%
    1,794,000    Consorcio Hogar, S.A. de C.V. B* ..............        773,017
      306,000    Corporacion Geo, S.A. de C.V. B* ..............        733,015
      849,900    Grupo Tribasa S. A. de C.V. ADR* ..............      1,274,850
                                                                   ------------
                                                                      2,780,882
                                                                   ------------

                 Entertainment                              1.40%
      510,000    Corporacion Interamericana de Entretenimiento,
                 S.A de C.V. L* ................................      1,028,529
                                                                   ------------
                                                                      1,028,529
                                                                   ------------

                 Financial Groups                           3.72%
   11,277,000    Grupo Financiero Bancomer, S.A. de C.V. B .....      2,274,260
    2,000,000    Grupo Financiero GBM Atlantico, S.A.
                 de C.V.B *+ ...................................        472,209
                                                                   ------------
                                                                      2,746,469
                                                                   ------------

                 Food, Beverages, and Tobacco              12.78%
       13,200    Empresas La Moderna, S.A. de C.V. ADR* ........        318,450
      121,200    Fomento Economico Mexicano, S.A. de C.V. B ADR       2,681,550

THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Schedule of Investments (continued)                                  (Unaudited)

COMMON STOCKS (continued)

Number of                                                Percent of
Shares           Security                                 Holdings     Value
--------------------------------------------------------------------------------

                 Food, Beverages, and Tobacco (continued)
      599,000    Fomento Economico Mexicano, S.A. de C.V. UBD ..   $  1,325,873
      614,000    Gruma, S.A. de C.V.B * ........................      1,449,680
    1,569,000    Grupo Industrial Bimbo, S.A. de C.V. A ........      3,326,311
      147,000    Grupo Modelo,  S.A. de C.V.C ..................        325,381
                                                                   ------------
                                                                      9,427,245
                                                                   ------------

                 Industrial Conglomerates                  13.85%
      221,000    Alfa, S.A. de C.V. A ..........................        526,139
    2,105,000    Desc Sociedad de Fomento Industrial,
                 S.A. de C.V. A ................................      1,863,748
      363,000    Desc Sociedad de Fomento Industrial,
                 S.A. de C.V. B ................................        346,394
    1,500,000    Grupo Carso, S.A. de C.V. A1 ..................      4,242,499
    2,330,000    Grupo Imsa, S.A. de C.V. UBC ..................      2,865,224
      139,000    Grupo Industrial Sanluis, S.A. de C.V. ........        154,520
      150,000    Vitro S.A. A ..................................        213,970
                                                                   ------------
                                                                     10,212,494
                                                                   ------------

                 Mining                                     3.17%
      708,000    Grupo Mexico, S.A. B* .........................      1,856,193
      158,000    Industrias Penoles S.A. CP* ...................        481,849
                                                                   ------------
                                                                      2,338,042
                                                                   ------------

                 Paper Products                             3.78%
      975,000    Kimberly-Clark de Mexico, S.A. de C.V. A ......      2,791,195
                                                                   ------------
                                                                      2,791,195
                                                                   ------------

                 Retailing                                  7.12%
    2,717,000    Cifra, S.A. de C.V. C* ........................      3,015,028
      816,000    Cifra, S.A. de C.V. V* ........................        905,507
      463,000    Organizacion Soriana, S.A. de C.V. B ..........      1,327,737
                                                                   ------------
                                                                      5,248,272
                                                                   ------------

                 Specialty Stores                           2.14%
    2,673,000    Nacional de Drogas, S.A. de C.V. L ............      1,577,767
                                                                   ------------
                                                                      1,577,767
                                                                   ------------

                 Steel                                      0.05%
       30,000    Hylsamex S.A. B ...............................         33,940
                                                                   ------------
                                                                         33,940
                                                                   ------------

                                         THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Schedule of Investments (continued)                                  (Unaudited)

COMMON STOCKS (concluded)

Number of                                                Percent of
Shares           Security                                 Holdings     Value
--------------------------------------------------------------------------------

                 Textiles                                   2.23%
    2,756,000    Grupo Covarra, S.A. de C.V.* ..................   $    976,055
    3,792,000    Hilasal Mexicana, S.A. de C.V. A* .............        671,481
                                                                   ------------
                                                                      1,647,536
                                                                   ------------

                 TOTAL COMMON STOCKS (Cost $71,792,343) ........     53,149,989
                                                                   ------------

CONVERTIBLE DEBENTURES (2.78% of holdings)

Par Value
(000)
--------------------------------------------------------------------------------

   MXP 21,505    Grupo Financiero Bancomer 39.25%, 05/16/02** ..      2,052,163
                                                                   ------------

                 TOTAL CONVERTIBLE DEBENTURES
                   (Cost $3,515,117) ...........................      2,052,163
                                                                   ------------

INFLATION INDEXED BOND (7.79% of holdings)
--------------------------------------------------------------------------------

   MXP 38,180    Vitro, S.A. 13.00%, 12/07/99 ..................      5,741,171
                                                                   ------------

                 TOTAL INFLATION INDEXED BOND
                   (Cost $4,959,549) ...........................      5,741,171
                                                                   ------------

MEXICAN GOVERNMENT BONDS (1.32% of holdings)
--------------------------------------------------------------------------------

    MXP 9,859    Bono de Desarrollo del Gobierno Federal
                   34.41%, 12/14/00** ..........................        969,907
                                                                   ------------

                 TOTAL MEXICAN GOVERNMENT BONDS
                   (Cost $1,156,763) ...........................        969,907
                                                                   ------------

THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Schedule of Investments (continued)                                  (Unaudited)

SHORT-TERM OBLIGATIONS (13.92% of holdings)

Par Value                                                 Percent of
(000)            Security                                  Holdings    Value
--------------------------------------------------------------------------------

                 Convertible Debentures                     4.81%
   MXP 32,791    Corporacion Interamericana Entretenimiento
                   12.00%, 06/06/99 ............................   $  3,548,460
                                                                   ------------

                 Total Convertible Debentures
                   (Cost $4,525,605) ...........................      3,548,460
                                                                   ------------

                 Promissory Notes                           9.11%
   MXP 20,280    Banco Nacional de Obras y Servicias Publicas,
                   S.A. de C.V. 34.75% 02/01/99 ................      1,995,107
   MXP 16,000    Grupo Financiero Bancomer,
                   S.A. de C.V. 34.50% 02/01/99 ................      1,574,029
   MXP 32,000    Grupo Financiero Serfin,
                   S.A. de C.V. 34.75% 02/01/99 ................      3,148,057
                                                                   ------------

                 Total Promissory Notes (Cost $6,717,193) ......      6,717,193
                                                                   ------------

                 TOTAL SHORT-TERM OBLIGATIONS
                   (Cost $11,242,798) ..........................     10,265,653
                                                                   ------------

                 TOTAL MEXICO (Cost $92,666,570) ...............     72,178,883
                                                                   ------------

UNITED STATES SHORT TERM OBLIGATIONS (2.12% of holdings)

Number of Shares
--------------------------------------------------------------------------------

    1,565,640    Temporary Investment Fund, Inc. -
                   Temp Cash Portfolio .........................      1,565,640
                                                                   ------------

                 TOTAL UNITED STATES SHORT TERM OBLIGATIONS
                   (Cost $1,565,640) ...........................      1,565,640
                                                                   ------------

                 TOTAL INVESTMENTS (Cost $94,232,210)++   100.00%  $ 73,744,523
                                                                   ============

See page 13 for Footnotes and Abbreviations.

                                         THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Schedule of Investments (concluded)                                  (Unaudited)

Footnotes and Abbreviations

            *  Non-income producing security.
            ** Variable rate security. Interest rate represents rate at
               January 31, 1999.
            +  At fair value as determined under the supervision of the Board of Directors.
            ++ Aggregate cost for Federal income tax purposes is $96,810,389.
               The aggregate gross unrealized appreciation (depreciation) for all securities is as follows:
                    Excess of market value over tax cost           $  2,380,586
                    Excess of tax cost over market value            (25,446,452)
                                                                   ------------
                                                                   $(23,065,866)
                                                                   ============

            MXP - Mexican Pesos
            ADR - American Depository Receipt

See accompanying notes to financial statements.

THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Statement of Assets and Liabilities                                  (Unaudited)

ASSETS

Investments, at value (Cost $94,232,210) .................        $  73,744,523
Foreign currency holdings (Cost $89,411) .................               89,411
Receivables:
Interest (net of withholding tax of $7,090) ..............              262,376
  Maturities .............................................            7,354,653
  Securities sold ........................................            4,872,915
Prepaid expenses .........................................               62,020
                                                                  -------------
       Total Assets ......................................           86,385,898
                                                                  -------------
LIABILITIES

Payable for securities purchased .........................            8,491,337
Due to Mexican Adviser ...................................               33,348
Due to Co-Adviser ........................................               25,652
Due to Administrator .....................................               12,826
Accrued expenses .........................................              116,441
                                                                  -------------
       Total Liabilities .................................            8,679,604
                                                                  -------------

       Net Assets ........................................        $  77,706,294
                                                                  -------------

       NET ASSET VALUE PER SHARE ($77,706,294/11,825,273)         $        6.57
                                                                  =============

NET ASSETS CONSIST OF:

Capital stock, $0.001 par value;
  11,825,273 shares issued and outstanding (100,000,000
  shares authorized) .....................................        $      11,825
Paid-in capital ..........................................          131,288,786
Undistributed net investment income ......................            2,300,104
Accumulated net realized loss on investments and foreign
  currency related transactions ..........................          (35,430,284)
Net unrealized depreciation in value of investments and on
  translation of other assets and liabilities denominated
  in foreign currency ....................................          (20,464,137)
                                                                  -------------
                                                                  $  77,706,294
                                                                  =============

See accompanying notes to financial statements.

                                         THE MEXICO EQUITY AND INCOME FUND, INC.

                                                    For the Six Months Ended
Statement of Operations                             January 31, 1999 (Unaudited)

Investment Income
Interest (Net of taxes withheld of $75,922) ....................   $  1,915,743
Dividends (Net of taxes withheld of $1,333) ....................        558,779
                                                                   ------------
       Total investment income .................................      2,474,522
                                                                   ------------
Expenses
Mexican Advisory fees ..............................   $ 231,704
Co-Advisory fees ...................................     178,233
Administration fees ................................      89,117
Custodian fees .....................................      87,413
Legal fees .........................................      65,786
Audit fees .........................................      29,490
Transfer agent fees ................................      26,617
Insurance ..........................................      20,843
NYSE fees ..........................................      12,230
Directors' fees ....................................      11,796
Printing ...........................................      10,586
Miscellaneous ......................................       8,571
                                                       ---------
       Total expenses ..........................................        772,386
                                                                   ------------
       Net investment income ...................................      1,702,136
                                                                   ------------
Net Realized and Unrealized Loss on Investments, Foreign Currency
Holdings and Translation of Other Assets and Liabilities Denominated in Foreign Currency:

Net realized loss from:
  Security transactions ........................................    (31,294,162)
  Foreign currency related transactions ........................       (823,854)
                                                                   ------------
                                                                    (32,118,016)

Net change in unrealized depreciation in value
  of investments and translation of other assets
  and liabilities denominated in foreign currency ..............     (1,028,430)
                                                                   ------------

Net realized and unrealized loss on investments,
  foreign currency holdings and translation of
  other assets and liabilities denominated in
  foreign currency .............................................    (33,146,446)
                                                                   ------------

Net decrease in net assets resulting from operations ...........   $(31,444,310)
                                                                   ============

See accompanying notes to financial statements.

THE MEXICO EQUITY AND INCOME FUND, INC.

Statements of Changes in Net Assets

                                                                  For the Six
                                                                  Months Ended       For the Year
                                                                  January 31, 1999   Ended
                                                                  (Unaudited)        July 31, 1998
--------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS

Operations

Net investment income .........................................   $   1,702,136      $   2,688,766
Net realized gain (loss) on investments and foreign currency
     related transactions .....................................     (32,118,016)        24,739,811
Net change in unrealized depreciation  in value of investments, foreign currency holdings and  translation of other assets
and liabilities denominated in foreign currency ...............      (1,028,430)       (64,248,203)
                                                                  -------------      -------------
      Net decrease in net assets resulting from operations ....     (31,444,310)       (36,819,626)
                                                                  -------------      -------------

Distributions to shareholders from
Net investment income ($0.19  per share) ......................              --         (2,239,707)
Net realized gains ($0.93 and $3.37 per share, respectively) ..     (10,997,504)       (39,858,265)
                                                                  -------------      -------------
     Decrease in net assets from distributions ................     (10,997,504)       (42,097,972)
                                                                  -------------      -------------
Total decrease in net assets ..................................     (42,441,814)       (78,917,598)
                                                                  -------------      -------------

NET ASSETS
Beginning of period ...........................................     120,148,108        199,065,706
                                                                  -------------      -------------
End of period  (including undistributed net investment
income of $2,300,104 and $597,968 respectively) ...............   $  77,706,294      $ 120,148,108
                                                                  =============      =============

See accompanying notes to financial statements.

                                         THE MEXICO EQUITY AND INCOME FUND, INC.

Financial Highlights
For a Share Outstanding throughout Each Period

                                             For the Six
                                             Months Ended       For the Year    For the Year    For the Year
                                             January 31, 1999   Ended           Ended           Ended
                                             (Unaudited)        July 31, 1998   July 31, 1997   July 31, 1996
-------------------------------------------------------------------------------------------------------------
Per Share Operating Performance
Net asset value, beginning of period .....   $      10.16       $      16.83    $      11.96    $      11.31
                                             ------------       ------------    ------------    ------------
Net investment income ....................           0.14               0.23            0.43            0.81+
Net realized and unrealized gains (losses)
   on investments, foreign currency
   holdings, and translation of other
   assets and liabilities denominated
   in foreign currency ...................          (2.80)             (3.34)           5.55            0.67+
                                             ------------       ------------    ------------    ------------
Net increase (decrease) from
   investment operations .................          (2.66)             (3.11)           5.98            1.48
                                             ------------       ------------    ------------    ------------

Less Distributions
   Dividends from net investment
     income ..............................             --              (0.19)          (0.44)             --
   Distributions from net realized gains .          (0.93)             (3.37)          (0.67)          (0.09)
                                             ------------       ------------    ------------    ------------
Total dividends and distributions ........          (0.93)             (3.56)          (1.11)          (0.09)
                                             ------------       ------------    ------------    ------------

Capital share transactions
Anti-dilutive effect of dividend
   reinvestment ..........................             --                 --              --              --
Dilutive effect of rights offering .......             --                 --              --           (0.74)
                                             ------------       ------------    ------------    ------------
Total capital share transactions .........             --                 --              --           (0.74)
                                             ------------       ------------    ------------    ------------
Net asset value, end of period ...........   $       6.57       $      10.16    $      16.83    $      11.96
                                             ============       ============    ============    ============

Per share market value, end of period ....   $       5.25       $       7.75    $     14.125    $      9.625

Total Investment Return Based
   on Market Value* ......................         (20.28)%           (26.23)%         62.52%          (8.26)%

Ratios/Supplemental Data
Net assets, end of period (in 000s) ......   $     77,706       $    120,148    $    199,066    $    141,448
Ratios of expenses to average net
   assets ................................           1.73%++            1.46%           1.49%           1.56%
Ratios of net investment income
   to average net assets .................           3.82%++            1.65%           3.29%           7.32%
Portfolio turnover .......................          55.78%             88.85%         127.44%          42.59%


                                             For the Year    For the Year
                                             Ended           Ended
                                             July 31, 1995   July 31, 1994
                                             -----------------------------
Per Share Operating Performance
Net asset value, beginning of period .....   $      20.33    $      18.51
                                             ------------    ------------
Net investment income ....................           0.82            0.51
Net realized and unrealized gains (losses)
   on investments, foreign currency
   holdings, and translation of other
   assets and liabilities denominated
   in foreign currency ...................          (5.98)           5.47
                                             ------------    ------------
Net increase (decrease) from
   investment operations .................          (5.16)           5.98
                                             ------------    ------------

Less Distributions
   Dividends from net investment
     income ..............................          (0.03)          (0.42)
   Distributions from net realized gains .          (3.90)          (1.67)
                                             ------------    ------------
Total dividends and distributions ........          (3.93)          (2.09)
                                             ------------    ------------

Capital share transactions
Anti-dilutive effect of dividend
   reinvestment ..........................           0.07              --
Dilutive effect of rights offering .......             --           (2.07)
                                             ------------    ------------
Total capital share transactions .........           0.07           (2.07)
                                             ------------    ------------
Net asset value, end of period ...........   $      11.31    $      20.33
                                             ============    ============

Per share market value, end of period ....   $      11.25    $      21.25

Total Investment Return Based
   on Market Value* ......................         (31.96)%         41.40%

Ratios/Supplemental Data
Net assets, end of period (in 000s) ......   $     99,779    $    175,380
Ratios of expenses to average net
   assets ................................           1.71%           1.64%
Ratios of net investment income
   to average net assets .................           5.73%           2.75%
Portfolio turnover .......................          50.52%          43.57%

See page 18 for footnotes.

THE MEXICO EQUITY AND INCOME FUND, INC.

      Financial Highlights (concluded)

      * Total investment return is calculated assuming a purchase of common stock at the current market price on the first day and a sale at the current market price on the last day of each period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Rights offerings, if any, are assumed for purposes of this calculation to be fully subscribed under the terms of the rights offering. Total investment return does not reflect sales loads or brokerage commissions.

      +     Based on average shares outstanding.

      ++    Annualized.

See accompanying notes to financial statements.

                                         THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Notes to Financial Statements                                        (Unaudited)

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Mexico Equity and Income Fund, Inc. (the "Fund") was incorporated in Maryland on May 24, 1990, and commenced operations on August 21, 1990. The Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Significant accounting policies are as follows:

Portfolio Valuation. Investments are stated at value in the accompanying financial statements. All securities for which market quotations are readily available are valued at the last sales price prior to the time of determination of net asset value, or, if no sales price is available at that time, at the closing price last quoted for the securities (but if bid and asked quotations are available, at the mean between the current bid and asked prices, rather than the quoted closing price). Securities that are traded over-the-counter are valued, if bid and asked quotations are available, at the mean between the current bid and asked prices. Investments in short-term debt securities having a maturity of 60 days or less are valued at amortized cost if their term to maturity from the date of purchase was less than 60 days, or by amortizing their value on the 61st day prior to maturity if their term to maturity from the date of purchase when acquired by the Fund was more than 60 days. Securities for which market values are not readily ascertainable, which aggregated $472,209 (0.61% of net assets) at January 31, 1999, are carried at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

Investment Transactions and Investment Income. Investment transactions are accounted for on the trade date. The cost of investments sold is determined by use of the specific identification method for both financial reporting and income tax purposes. Interest income, including the accretion of discount and amortization of premium on investments, is recorded on an accrual basis; dividend income is recorded on the ex-dividend date or, using reasonable diligence, when known to the Fund. The collectibility of income receivable from foreign securities is evaluated periodically, and any resulting allowances for uncollectible amounts are reflected currently in the determination of investment income.

Tax Status. No provision is made for U.S. Federal income or excise taxes as it is the Fund's intention to continue to qualify as a regulated investment company and to make the requisite distributions to its shareholders that will be sufficient to relieve it from all or substantially all U.S. Federal income and excise taxes.

THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Notes to Financial Statements (continued)                            (Unaudited)

In accordance with U.S. Treasury regulations, the Fund elected to defer $715,759 of net realized foreign currency losses arising after October 31, 1997. Such losses are treated for tax purposes as arising on August 1, 1998.

The Fund is subject to the following withholding taxes on income from Mexican sources:

      Effective December 31, 1998, dividends distributed by Mexican companies are subject to a 7.69% withholding tax. Mexican companies that reinvest profits are subject to income tax at a rate of 32%. Mexican companies that decide to distribute profits through dividends are subject to income tax at a rate of 35%. Prior to December 31, 1998, dividends distributed by Mexican companies were not subject to Mexican withholding tax if such dividends were paid out of taxed profits. Dividends distributed by Mexican companies from other sources were subject to a 34% withholding tax.

      Interest income on debt issued by the Mexican federal government is not subject to withholding. Withholding tax on interest from other debt obligations is at a rate of 4.9%.

      Gains realized from the sale or disposition of debt securities are not presently subject to taxation unless such securities are listed and traded on the Mexican Stock Exchange, ("MSE"), in which case a 4.9% withholding tax may apply. Gains realized by the Fund from the sale or disposition of equity securities that are listed and traded on the MSE are exempt from Mexican withholding tax if sold through the stock exchange. Gains realized on transactions outside of the MSE may be subject to withholding at a rate of 20% of the amount received or, upon the election of the Fund, at 30% of the gain. If the Fund has owned less than 25% of the outstanding stock of the issuer of the equity securities within the 12 month period preceding the disposition, then such disposition will not be subject to capital gains taxes as provided for in the treaty to avoid double taxation between Mexico and the United States.

Foreign Currency Translation. The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

      (i) market value of investment securities, assets and liabilities at the current peso exchange rate on the valuation date, and

      (ii) purchases and sales of investment securities, income and expenses at the peso rate of exchange prevailing on the respective dates of such transactions.

The Fund does not generally isolate the effect of fluctuations in foreign exchange rates from the effect of fluctuations in the market prices of securities. The Fund does isolate the effect of fluctuations

                                         THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Notes to Financial Statements (continued)                            (Unaudited)

in foreign currency rates, however, when determining the gain or loss upon the sale of foreign currency denominated debt obligations pursuant to U.S. Federal income tax regulations; such amounts are categorized as foreign exchange gain or loss for both financial reporting and income tax reporting purposes. The Fund reports foreign exchange realized gains and losses on all other foreign currency related transactions as components of realized gains and losses for financial reporting purposes, whereas such gains and losses are treated as ordinary income or loss for Federal income tax purposes.

Securities denominated in currencies other than U.S. dollars are subject to changes in value due to fluctuations in the foreign exchange rate. Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of domestic origin as a result of, among other factors, the level of governmental supervision and regulation of foreign securities markets and the possibilities of political or economic instability.

Distribution of Income and Gains. The Fund intends to distribute to shareholders, at least annually, substantially all of its net investment income, including foreign currency gains, and to normally distribute annually any net realized capital gains in excess of net realized capital losses (including any capital loss carryovers), except in circumstances where the Fund realizes very large capital gains and where the Directors of the Fund determine that the decrease in the size of the Fund's assets resulting from the distribution of the gains would not be in the interest of the Fund's shareholders generally. An additional distribution may be made to the extent necessary to avoid payment of a 4% Federal excise tax.

Distributions to shareholders are recorded on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized gains are determined in accordance with U.S. Federal income tax regulations, which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their Federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions that exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income and net realized gains. To the extent they exceed net investment income and net realized gains for tax purposes, they are reported as distributions of paid-in-capital.

During the year ended July 31, 1998, the Fund reclassified a loss of $896,629 from accumulated net realized gain on investments and foreign currency related transactions to undistributed net investment income as a result of permanent book and tax differences relating primarily to foreign currency losses. Net investment income and net assets were not affected by the reclassification.

THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Notes to Financial Statements (continued)                            (Unaudited)

NOTE B: MANAGEMENT, INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES

Acci Worldwide, S.A. de C.V. serves as the Fund's Mexican Adviser (the "Mexican Adviser") under the terms of the Advisory Agreement (the "Advisory Agreement"). Pursuant to the Advisory Agreement, the Mexican Adviser makes investment decisions for the Fund and supervises the acquisition and disposition of securities by the Fund. For its services, the Mexican Adviser receives a monthly fee at an annual rate of 0.52% of the Fund's average monthly net assets. For the six months ended January 31, 1999, these fees amounted to $231,704.

Advantage Advisers, Inc., serves as the Fund's U.S. Co-Adviser (the "U.S. Co-Adviser") under the terms of the U.S. Co-Advisory Agreement (the "Co-Advisory Agreement"). Pursuant to the Co-Advisory Agreement, the Co-Adviser makes investment decisions regarding the Fund's convertible debt securities jointly with the Mexican Adviser and provides advice and consultation to the Mexican Adviser on investment decisions for the Fund. For its services, the Co-Adviser receives a monthly fee of 0.40% of the Fund's average monthly net assets. For the six months ended January 31, 1999, these fees amounted to $178,233.

CIBC Oppenheimer Corp. serves as the Fund's administrator (the "Administrator"). The Administrator provides certain administrative services to the Fund. For its services, the Administrator receives a monthly fee at an annual rate of 0.20% of the value of the Fund's average monthly net assets. For the six months ended January 31, 1999, these fees amounted to $89,117.

The Fund pays each of its directors who is not a director, officer or employee of the Mexican Adviser, the Co-Adviser, the Administrator or any affiliate thereof an annual fee of $5,000 plus $700 for each Board of Directors meeting attended in person and $100 for each meeting attended by means of a telephone conference. In addition, the Fund reimburses the directors for travel and out-of-pocket expenses incurred in connection with Board of Directors meetings.

NOTE C: PORTFOLIO ACTIVITY

Purchases and sales of securities other than short-term obligations, aggregated $44,478,439 and $55,267,794 respectively, for the six months ended January 31, 1999.

NOTE D: TRANSACTIONS WITH AFFILIATES

Acciones y Valores de Mexico, S.A. de C.V., the parent company of the Mexican Adviser, received total brokerage commissions of $83,694 during the six months ended January 31, 1999.

NOTE E: OTHER

At January 31, 1999, substantially all of the Fund's assets were invested in Mexican securities. The

                                         THE MEXICO EQUITY AND INCOME FUND, INC.

                                                                January 31, 1999
Notes to Financial Statements (concluded)                            (Unaudited)

Mexican securities markets are substantially smaller, less liquid, and more volatile than the major securities markets in the United States. Consequently, acquisitions and dispositions of securities by the Fund may be inhibited.

NOTE F: SUBSEQUENT EVENTS

On March 11, 1999, the Fund announced that it intends to conduct a tender offer for up to 10% of each Shareholder's shares of common stock of the Fund at a price equal to 90% of the Fund's net asset value per share. The Fund intends to commence the tender offer on or about April 12, 1999; however, the tender offer will not commence until the filing of the appropriate documents with the U.S. Securities and Exchange Commission.

The Fund also announced that the Board of Directors has approved a share repurchase program that authorizes the Fund to buy back up to 10% of its outstanding shares of common stock in the open market following the completion of the tender offer. Under the program, the Fund will repurchase shares at management's discretion at times when it considers the repurchase to be consistent with the objectives of the program.

The Board of Directors approved the tender offer and share repurchase program at a special meeting of the Board held on March 5, 1999.